UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 11, 2026
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MADRIGAL PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-33277	04-3508648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Conshohocken State Road, Suite 2-350 West Conshohocken, Pennsylvania	19428
(Address of principal executive offices)	(Zip Code)
(267) 824-2827
Registrant’s telephone number, including area code
(Former name or former address, if changed since last report)
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	MDGL	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2026, the Board of Directors (the "Board") of Madrigal Pharmaceuticals, Inc. (the "Company") expanded the size of the Board from eight to nine members and, following the recommendation of its Nominating and Governance Committee, elected John C. Reed, M.D., Ph.D. to fill the newly created vacancy on the Board effective as of August 11, 2026. Dr. Reed will serve as a Class II director with a term expiring at the annual meeting of stockholders to be held in 2027 or until his successor is duly elected and qualified. Dr. Reed has been appointed to the Science and Technology Committee of the Board.

As a non-employee director, in accordance with the Company's Non-Employee Director Compensation Policy, Dr. Reed will receive an annual cash retainer of $50,000. He will also be entitled to $10,000 annually for his service on the Science and Technology Committee. In addition, in connection with his appointment to the Board, Dr. Reed will receive an equity grant with a value of $675,000, consisting of 50% nonqualified stock options ("Options") to purchase shares of common stock of the Company (the "Option Grant") and 50% restricted stock units of the Company (the "RSU Grant"), in each case pursuant to the Company's 2026 Stock Plan. The Option Grant will vest as to 50% of such Options on the first anniversary of the grant date and 12.5% of such Options on the last day of each successive three-month period for four successive three-month periods, subject to Dr. Reed's continued service on such dates. Half of the shares underlying the RSU Grant will vest on the first anniversary of the grant date and the remaining half will vest on the second anniversary of the grant date, subject to Dr. Reed’s continued service on such dates. Dr. Reed will also be entitled to an annual award on the date of the Company’s annual meeting of stockholders consistent with other non-employee directors of the Board, prorated based on the date of his appointment. In addition, Dr. Reed will enter into an indemnification agreement with the Company consistent with the form of the existing indemnification agreement entered into between the Company and its non-employee directors.

There are no arrangements or understandings between Dr. Reed and any other persons pursuant to which he was selected as a director. Additionally, Dr. Reed has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On August 12, 2026, the Company issued a press release announcing the foregoing. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated August 12, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MADRIGAL PHARMACEUTICALS, INC.

	By:	/s/ Mardi Dier
Name: Mardi Dier
Title: Executive Vice President and Chief Financial Officer
Date: August 12, 2026
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